                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) May 15, 2009

              DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

           (Exact name of Registrant as specified in its charter)

New York	2-85829	13-3202289
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Drexel Burnham Lambert Real Estate Associates II, a New York limited partnership (the “Registrant”), owns Presidential House Apartments (“Presidential House”), a 203-unit apartment complex located in North Miami Beach, Florida.   As previously disclosed, on March 25, 2009 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Advenir, Inc., a Florida corporation (the “Purchaser”), to sell Presidential House to the Purchaser for a total sales price of $12,800,000.

As previously disclosed, on April 24, 2009, the Registrant and the Purchaser entered into a First Amendment to the Purchase and Sale Contract (the “First Amendment”) pursuant to which the feasibility period, loan assumption approval period and the closing date were all extended and a groundwater sampling clause was added to the sales contract.

As previously disclosed, on May 8, 2009, the Registrant and the Purchaser entered into a Second Amendment to the Purchase and Sale Contract (the “Second Amendment”) pursuant to which the feasibility period was extended from May 8, 2009 to May 13, 2009.

On May 15, 2009, the Registrant and the Purchaser entered into a Third Amendment to the Purchase and Sale Contract (the “Third Amendment”) pursuant to which the purchase price was reduced to a total sales price of $12,585,000, the closing date was extended to June 30, 2009 and the loan assumption approval period was extended to June 3, 2009.

 LOAN ASSUMPTION AND APPROVAL PERIOD.  The loan assumption deadline has been extended from May 26, 2009 to June 3, 2009. The Purchaser agreed that at closing, the Purchaser will assume the Registrant’s obligations with respect to the first and second mortgage loans encumbering Presidential House. The Purchaser agreed to exercise good faith efforts to obtain the loan assumption and release on or before June 3, 2009.  The Purchaser has the right to extend the loan assumption approval period to June 25, 2009 for the sole purpose of obtaining lender approval by delivering written notice to the Registrant prior to June 3, 2009 and providing an additional deposit of $50,000 to the escrow agent.

CLOSING.   The expected closing date of the transaction has been extended from June 9, 2009 to June 30, 2009.

ENVIRONMENTAL MATTERS.    The Registrant retained a third party to perform groundwater testing at Presidential House in connection with a diesel fuel spill that resulted from an underground storage tank leak.  The Registrant delivered copies of the laboratory results of the groundwater testing to the Purchaser. If, as of the closing date, the Registrant has not obtained written confirmation from the Miami-Dade County Department of Environmental Resources Management (“DERM”) that no further action is warranted at Presidential House (the “No Further Action Letter”), then an affiliate of the Registrant’s general partner agreed to indemnify the Purchaser from losses (excluding consequential or punitive damages) incurred by the Purchaser in connection with the fuel spill.  If provided, the indemnity would expire on the earlier to occur of the date the Registrant delivers a copy of the No Further Action Letter to the Purchaser or one year from the closing date.  The Registrant agreed to continue to use commercially reasonable efforts to obtain the No Further Action Letter, to file required applications, and to timely respond to inquiries and requests from DERM.  The Registrant agreed to provide the Purchaser with updates, as requested, on the status of the No Further Action Letter.  The Purchaser agreed to cooperate with the Registrant with respect to obtaining the No Further Action Letter, including reasonable access to Presidential House as necessary.

This summary of the terms and conditions of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.18       Third Amendment to Purchase and Sale Contract between Drexel Burnham Lambert Real Estate Associates II, a New York limited partnership, and Advenir, Inc., a Florida corporation, dated May 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

By:   DBL Properties Corporation

Its General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: May 21, 2009